EXHIBIT 24.1




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                        CONSUMER PORTFOLIO SERVICES, INC.

                                Power of Attorney

         Each of the undersigned persons, in his or her capacity as an officer or director, or both, of Consumer Portfolio Services, Inc. (the "CPS") hereby appoints Jeffrey P. Fritz as his or her attorney-in-fact and agent for the following purposes:

                  1. To sign for him or her, in his or her name and in his or her capacity as an officer or director, or both, of CPS, a Registration Statement on Form S-3 and any amendments and post-effective amendments thereto (collectively, the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of asset backed certificates (the "Certificates") representing undivided interests in a trust, the property of which includes automobile receivables originated or acquired by CPS or a subsidiary of
         CPS:

                  2. To file or cause to be filed such Registration Statement with the Securities and Exchange Commission;

                  3. To take all such other action as any such attorney-in-fact, or his or her substitute, may deem necessary or desirable in order to effect and maintain the registration of the Certificates; and

                  4. To sign for him or her, in his or her name and in his or her capacity as an officer or director, or both, of CPS, all such documents and instruments as any such attorney-in-fact, or his or her substitute, may deem necessary or advisable in connection with the registration, qualification or exemption of the Certificates under the securities laws of any state or other jurisdiction.


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         This power of  attorney  shall be  effective  as of April 1, 1998 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of CPS.





                                    /s/ Charles E. Bradley, Sr.
                                    --------------------------------
                                    Charles E. Bradley, Sr.


                                    /s/ Charles E. Bradley, Jr.
                                    --------------------------------
                                    Charles E. Bradley, Jr.


                                    /s/ William B. Roberts
                                    --------------------------------
                                    William B. Roberts



                                    /s/ John G. Poole
                                    --------------------------------
                                    John G. Poole



                                    /s/ Thomas L. Chrystie
                                    --------------------------------
                                    Thomas L. Chrystie


                                    /s/ Robert A. Simms
                                    --------------------------------
                                    Robert A. Simms



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